Exhibit 99.1

Press Release Dated May 13, 2009

PHAZAR CORP ANNOUNCES CHANGE IN SENIOR EXECUTIVE ORGANIZATION

PHAZAR CORP, (NASDAQ: ANTP) held a meeting of the Executive Committee of the Board of Directors on May 7, 2009 and asked Mr. Clark D. Wraight, 65, Vice President and Corporate Secretary of PHAZAR CORP and President of Antenna Products Corporation, PHAZAR CORP’s principal operating subsidiary to retire or tender his resignation, effective May 31, 2009, the end of PHAZAR CORP’s current fiscal year.  Mr. Wraight is currently taking accrued vacation.

Financial information is available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

For further information contact:

Kathy Kindle, Antenna Products Corporation

Tel: 940 325 3301  Fax: 940 325 0716

kindle@phazarcorp.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”.  This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements.  The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished